     As filed with the Securities and Exchange Commission on July 31, 2002.

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST ALBANY COMPANIES INC.
               (Exact name of issuer as specified in its charter)

         New York                                                22-2655804
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
          (Address and telephone number of principal executive offices)

                           FIRST ALBANY COMPANIES INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                              Stephen P. Wink, Esq.
                          Secretary and General Counsel
                           First Albany Companies Inc.
                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

 Title of Securities to      Amount to be     Proposed Maximum Offering       Proposed Maximum           Amount of
     be Registered          Registered (1)       Price Per Share (2)      Aggregate Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par     800,000 shares         $4.8203                    $3,856,250.00                $354.78
         value

(1) This Registration Statement covers 800,000 shares of Common Stock issuable upon exercise of options or covered under other awards granted pursuant to the First Albany Companies Inc. 1999 Long-Term Incentive Plan, plus any additional shares of Common Stock which will become issuable under such plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average price of Common Stock on the NASDAQ National Exchange on July 25, 2002.

    STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SHARES

         On March 28, 2002, the Board of Directors of First Albany Companies Inc. (the "Company") adopted an amendment and restatement of the Company's 1999 Long-Term Incentive Plan (the "Plan") to, among other things, increase the maximum number of shares of the Company's Common Stock that may be issued pursuant to options or other awards granted under the Company's Plan by 800,000 to a total of 1,600,000. The Company's shareholders approved the amendment and restatement of the Plan at the Company's Annual Meeting of Shareholders held May 21, 2002.

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement filed on Form S-8 on May 20, 1999 (Registration No. 333-78879) with respect to the Plan. This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 800,000 shares of Common Stock issuable pursuant to options or other awards to be granted under the Plan, as so amended and restated. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, made in connection with the Plan, including the periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

Exhibit No.                Description
-----------                -----------
5                          Opinion of Milbank, Tweed, Hadley & McCloy LLP as to
                           the legality of the Company's Common Stock.

23(a)                      Consent of Milbank, Tweed, Hadley & McCloy LLP
                           (included in the Opinion filed as Exhibit 5 hereto).

23(b) Consent of PricewaterhouseCoopers LLP, independent auditors.

24 Power of Attorney (set forth on the signature page hereof).

99(a)                      First Albany Companies Inc. 1999 Long-Term Incentive
                           Plan, as amended and restated effective as of March
                           28, 2002.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York, on July 31, 2002

                                        FIRST ALBANY COMPANIES INC.


                                        By: /s/ George C. McNamee
                                        -------------------------
                                            George C. McNamee
                                            Chairman, Co-Chief Executive Officer

                                POWER OF ATTORNEY

                  Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         SIGNATURE                      TITLE
         ---------                      -----
         /s/ George C. McNamee          Director, Chairman and Co-Chief
         ---------------------          Executive Officer
         George C. McNamee              (Principal Executive Officer)

         /s/ Alan P. Goldberg           Director, President and Co-Chief
         --------------------           Executive Officer
         Alan P. Goldberg

         /s/ Steven R. Jenkins          Chief Financial Officer
         ---------------------          (Principal Accounting Officer)
         Steven R. Jenkins

         /s/ J. Anthony Boeckh          Director
         ---------------------
         J. Anthony Boeckh

         /s/ Walter Fiederowicz         Director
         ----------------------
         Walter Fiederowicz

         /s/ Hugh A. Johnson, Jr.       Director and Senior Vice President
         ------------------------
         Hugh A. Johnson, Jr.

         /s/ Daniel V. McNamee, III     Director
         --------------------------
         Daniel V. McNamee, III

         /s/ Charles L. Schwager        Director
         -----------------------
         Charles L. Schwager

         /s/ Benaree P. Wiley           Director
         --------------------
         Benaree P. Wiley

                                 EXHIBITS INDEX

Exhibit No.                Description
-----------                -----------
5                          Opinion of Milbank, Tweed, Hadley & McCloy LLP as to
                           the legality of the Company's Common Stock.

23(a)                      Consent of Milbank, Tweed, Hadley & McCloy LLP
                           (included in the Opinion filed as Exhibit 5 hereto).

23(b) Consent of PricewaterhouseCoopers LLP, independent auditors.

24 Power of Attorney (set forth on the signature page hereof).

99(a)                      First Albany Companies 1999 Inc. Long-Term Incentive
                           Plan, as amended and restated effective as of March
                           28, 2002.